Exhibit 99.1

FOR IMMEDIATE RELEASE

CYALUME TECHNOLOGIES HOLDINGS, INC. REPORTS

SIGNIFICANT IMPROVEMENT IN

FIRST QUARTER 2015 FINANCIAL RESULTS

FORT LAUDERDALE, FL - May 21, 2015 – Cyalume Technologies Holdings, Inc. (OTCQB: CYLU) (“the Company” or “Cyalume”) today reported its financial results for the first quarter ended March 31, 2015.

$ in thousands (except per share data)	3 Months Ended
	3/31/15	3/31/14	Change
Revenues	$6,942	$7,269	-4.5%
Gross profit	$3,138	$2,877	9.1%
Gross margin	45.2%	39.6%	560 bps
Net income (loss)	$(67)	$(674)	NM*
Adjusted EBITDA **	$1,128	$211	434.6%

* NM – Not meaningful

** The Company views Adjusted EBITDA as an important measure in its analysis of the Company’s business because it presents a view of the Company’s performance on an ongoing basis without regard to capital structure, capital investment cycles and corresponding ages of related assets among comparable companies. A more detailed description of Adjusted EBITDA and a reconciliation to GAAP net income (loss) is contained later in this release.

Cyalume’s President & CEO, Zivi Nedivi noted, “Gross profit for the first quarter of 2015 benefited from favorable sales mix of higher margin products, despite the slight decline in overall revenues, as compared to the first quarter of last year. We are extremely pleased to report improvement in adjusted EBITDA as compared to the same period of 2014, and we expect this trend to continue in the coming quarters.”

Dale Baker, Chief Operating Officer, stated, “The improvement in adjusted EBITDA was also achieved through lower costs as a result of cost saving initiatives and improvement in manufacturing efficiency. For 2015 as a whole, we anticipate top and bottom line growth driven by the ramp-up of M1110 ammunition sales starting in the second quarter, and growth in our specialty chemical business which is focusing on medical and pharmaceutical products and initiatives.”

About Cyalume Technologies Holdings, Inc.

Cyalume designs and manufactures non-pyrotechnic tactical products and training solutions for the world's militaries and law enforcement agencies, as well as for certain safety markets. Cyalume is the exclusive supplier to the U.S. and NATO-country militaries for all of their chemical light needs and operates manufacturing facilities in the U.S. and France. Through its subsidiary Cyalume Specialty Products, Cyalume also manufactures specialty chemical components for various markets.

Cyalume Technologies News Release May 21, 2015	Page 2

Forward-Looking Statements

This press release includes forward-looking statements, including statements concerning anticipated future financial results. These forward-looking statements are based upon management's expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company and which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to: the effect of regional and global economic and industrial market conditions including our expectations concerning their impact on the markets we serve; the effect of conditions in the financial and credit markets and their impact on the Company and our customers and suppliers; the impact of the Company's cost reduction initiatives; the Company's ability to execute its business plan to meet its sales, operating income, cash flow and capital expenditure guidance; the impact on the Company's gross profit margins as a result of changes in product mix; the Company's vulnerability to industry conditions and competition; the effect of any interruption in the Company's supply of raw materials or a substantial increase in the price of raw materials; ongoing capital expenditures and investment in research and development; compliance with any changes in government regulations and environmental and health and safety laws; the effect on the Company's international operations of unexpected changes in legal and regulatory requirements, export restrictions, currency controls, tariffs and other trade barriers, difficulties in staffing and managing foreign operations, political and economic instability, difficulty in accounts receivable collection and potentially adverse tax consequences; the effect of foreign currency exchange rates as the Company's non-U.S. sales continue to increase; reliance for a significant portion of the Company's total revenues on a limited number of large organizations and the continuity of business relationships with major customers; the loss of key personnel; the nature and extent of military operations being conducted by customers.

Actual results and events may differ significantly from those projected in the forward-looking statements. Reference is made to Cyalume's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K, its quarterly reports on Form 10-Q, and other periodic filings, for a description of the foregoing and other factors that could cause actual results to differ materially from those in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

The footnotes and other disclosures contained in the Company’s annual report on Form 10-K, its quarterly reports on Form 10-Q, and other periodic filings are an integral part of its financial statements and should be read in conjunction with any review of its financial statements.

Contact:
Cyalume Technologies Holdings, Inc.	Investor Relations Counsel:
Michael Bielonko	The Equity Group Inc.
Chief Financial Officer	Lena Cati (212) 836-9611
(413) 858-2516	lcati@equityny.com
www.cyalume.com	www.theequitygroup.com

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Cyalume Technologies News Release May 21, 2015	Page 3

Cyalume Technologies Holdings, Inc.

Condensed Consolidated Statements of Comprehensive Loss

(in thousands, except shares and per share information)

	For the Three	For the Three
	Months Ended	Months Ended
	March 31, 2015	March 31, 2014

Revenues	$6,942	$7,269
Cost of revenues	3,804	4,392
Gross profit	3,138	2,877

Other expenses (income):
Sales and marketing	546	954
General and administrative	1,574	1,919
Research and development	312	375
Interest expense, net	503	513
Interest expense – related party	63	106
Amortization of intangible assets	239	496
Change in warrant liability fair value	20	(947)
Other (income) expenses, net	(137)	61
Total other expenses, net	3,120	3,477

Income (loss) before income taxes	18	(600)
Provision for income taxes	85	74
Net loss	(67)	(674)

Other comprehensive loss, net of tax:
Foreign currency translation adjustments	(341)	(8)
Other comprehensive loss	(341)	(8)
Comprehensive loss	$(408)	$(682)

Net loss	$(67)	$(674)
Series A convertible preferred stock dividends	(135)	(120)
Series C preferred stock dividends	(62)	0
Loss available to common stockholders – basic and diluted	$(264)	$(794)

Loss per common share:
Basic and diluted	(0.01)	(0.04)

Weighted average shares used to compute net loss per common share:
Basic and diluted	21,400,244	21,004,592

Cyalume Technologies News Release May 21, 2015	Page 4

Cyalume Technologies Holdings, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except shares and per share information)

	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash	$1,343	$2,358
Accounts receivable, net of allowance for doubtful accounts of $22	3,508	3,622
Inventories, net	8,506	7,826
Prepaid expenses and other current assets	813	648
Total current assets	14,170	14,454

Property, plant and equipment, net	6,955	7,120
Goodwill	7,992	7,992
Other intangible assets, net	6,294	6,591
Other noncurrent assets	32	18
Total assets	$35,443	$36,175
Liabilities and Stockholders’ (Deficit) Equity
Current liabilities:
Line of credit	$900	$2,050
Current portion of notes payable	982	5,775
Accounts payable	3,021	2,144
Accrued expenses	2,777	2,690
Deferred revenue and deferred rent	187	181
Income taxes payable	710	644
Capital lease obligation	3	7
Warrant liability	45	25
Total current liabilities	8,625	13,516

Notes payable, net of current portion	14,749	10,214
Note payable due to related parties	2,100	2,100
Deferred income taxes	368	430
Asset retirement obligation	206	204
Legal obligation	2,781	2,781
Other noncurrent liabilities	69	78
Total liabilities	28,898	29,323

Commitments and contingencies
Series C preferred stock, $0.001 par value; 1,000,000 shares authorized; 1,000 shares issued and outstanding	2,165	2,103
Series A convertible preferred stock, $0.001 par value; 1,000,000 shares authorized; 123,077 shares issued and outstanding	4,699	4,564

Stockholders' (deficit) equity:
Series B convertible preferred stock, $0.001 par value; 1,000,000 shares authorized; 1,000 shares issued and outstanding	1,401	1,401
Common stock, $0.001 par value; 150,000,000 shares authorized; 21,400,244 issued and outstanding	21	21
Additional paid-in capital	102,918	103,014
Accumulated deficit	(103,657)	(103,590)
Accumulated other comprehensive loss	(1,002)	(661)
Total stockholders’ (deficit) equity	(319)	185
Total liabilities and stockholders' (deficit) equity	$35,443	$36,175

Cyalume Technologies News Release May 21, 2015	Page 5

Adjusted EBITDA (a Non-GAAP Financial Measure)

Cyalume defines Adjusted EBITDA as net income before interest expense, income taxes, depreciation, amortization, non-cash stock-based compensation, foreign currency gains or losses and certain other income or expense items. Management uses Adjusted EBITDA for establishing internal budgets, goals and certain performance bonuses. Internal financial reports, including those provided to the Board of Directors, focus on Adjusted EBITDA. Since Adjusted EBITDA is not necessarily an indicator of overall cash flows of Cyalume, management reviews capital budgets and cash flow forecasts in parallel with Adjusted EBITDA analysis. Because Adjusted EBITDA eliminates interest expense, income taxes and depreciation, amortization, non-cash stock-based compensation, foreign currency gains or losses and one-time income or expense items, Cyalume considers this financial measure an important indicator of Cyalume's liquidity, operational strength and performance. Investors may find Adjusted EBITDA useful as it illustrates underlying operating trends in Cyalume's business. In addition, components of Adjusted EBITDA are a key component in the determination of Cyalume’s compliance with certain covenants under its credit agreements. Adjusted EBITDA is not a measure of financial performance under GAAP. Adjusted EBITDA should not be considered in isolation, or as a substitute for net income, cash flows, or other consolidated income or cash flow data presented in accordance with GAAP or as a measure of our liquidity or financial condition. Because Adjusted EBITDA is not a measure determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted EBITDA as discussed may not be comparable to other similarly titled measures of other companies.

The following table sets forth a reconciliation of Adjusted EBITDA to net loss for the periods presented.

Cyalume Technologies Holdings, Inc.

Reconciliation of Net Income to Adjusted EBITDA

(in thousands)

	For the Three	For the Three
	Months Ended	Months Ended
	March 31,	March 31,
	2015	2014

Net Income (loss)	$(67)	$(674)

Adjustments to arrive at EBITDA:
Interest expense, net	566	619
Provision for (benefit from) income taxes	85	74
Depreciation	305	374
Amortization	239	496

EBITDA	1,128	889

Adjustments to arrive at Adjusted EBITDA:
Stock based compensation	101	208
Foreign currency loss (gain)	(121)	11
Non-cash change in fair values (1)	20	(897)
Adjusted EBITDA	$1,128	$211

(1)	Prior year non-cash change in fair values relates primary to stock warrants.